EXHIBIT 5:     Attorney Opinion Letter.


                                      101 Convention Center Drive
Harold P. Gewerter & Associates                        Suite 1225
   Harold P. Gewerter, Esq.         Las Vegas, Nevada  USA  89109
                                           Office: (702) 221-2094
                                             Cell: (702) 375-9471
                                        Facsimile: (702) 735-5330
                                         E-Mail: hga@attorney.com


June 26, 2001

Michael G. Quinlan
Wine Systems Design, Inc.
8343 E. Earll Drive
Scottsdale, AZ 85251

RE:   Proposed  Sale of Common Stock by Certain  Shareholders  of
Wine Systems Design, Inc.

Dear Mr. Quinlan:

At your request, we are rendering this opinion in connection with a proposed sale by certain shareholders ("Selling Shareholders") of Wine Systems Design, Inc., a Nevada corporation (the "Company"), of up to 208,000 shares of common stock, $0.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2 originally dated May 8, 2000.

We have examined instruments, documents, and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have done so in light of Title 17 of the Nevada Revised Statutes Chapters 78 and 90 et. seq. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on such examination and the applicable laws of the State of Nevada, we are of the opinion that 208,000 shares of Common Stock to be sold by the Selling Shareholders are, as of the date hereof, duly authorized shares of Common Stock, and have been legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                      Sincerely
                                      /s/ Harold P. Gerwerter
                                      Harold P. Gerwerter, Esq


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